Exhibit 99.1

PRELIMINARY PROXY CARD

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

1521 Concord Pike, Suite 301

Wilmington, Delaware 19803

Special Meeting of Stockholders [●] [●], 2017

Proxy Solicited on Behalf of the Board of Directors

The undersigned, revoking all prior proxies, hereby appoints Kevin J. Bratton as proxy, with full power of substitution to him, to vote for and on behalf of the undersigned at the Special Meeting of Stockholders of SPECIAL DIVERSIFIED OPPORTUNITIES INC. to be held at [●], on [●], [●], 2017, at [●] local time, and at any adjournments or postponements thereof. The undersigned hereby directs the said proxy to vote in accordance with his judgment on any matters which may properly come before the Special Meeting, all as set forth in the Notice of Special Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” (1) EACH OF THE EIGHT PROPOSALS COMPRISING THE PROPOSAL NO. 1 TO APPROVE THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND (2) THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING.  THIS PROXY ALSO DELEGATES DISCRETIONARY AUTHORITY TO VOTE WITH RESPECT TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE COMPLETE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company.  Joint owners should each sign personally. Trustees, custodians, and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet Telephone Mail

Please visit www.proxyvote.com and follow the onscreen instructions. You may enter your voting instructions at www.proxyvote.com up until 11:59 P.M. Eastern Time, the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

Call toll-free 1-800-690-6903 from any touch-tone telephone and follow the instructions. Have your proxy card available when you call. You may transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date.	Mark, sign and date your proxy card and return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, using the enclosed postage paid envelope. Please allow sufficient time for mailing.

If you vote your proxy by Internet or telephone you do NOT need to mail back your Proxy Card.

The Board of Directors recommends a vote “FOR” the following proposals:		FOR	ABSTAIN	AGAINST
1.	To approve the adoption of the Fifth Amended and Restated Certificate of Incorporation of Special Diversified Opportunities Inc., comprising:	☐	☐	☐
	1A. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to change the name of the Company to “Standard Diversified Opportunities Inc.”	☐	☐	☐
	1B. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Company Common Stock from 50,000,000 to 330,000,000, of which 300,000,000 shall be designated “Class A Common Stock” and 30,000,000 shall be designated “Class B Common Stock.”	☐	☐	☐
	1C. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to increase the number of authorized shares of the Company’s preferred stock from 19,664,362 to 500,000,000.	☐	☐	☐
	1D. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to reclassify the Company’s current Common Stock such that every 25 shares shall be reclassified as one share of Class A Common Stock.	☐	☐	☐
	1E. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to require for a period of 18 months from the effective time of the filing of the Fifth Amended and Restated Certificate of Incorporation approval from a majority of the non-SG Party holders of the Class A Common Stock for any transaction that would result in Standard General L.P. and its affiliates owning at least 95% of the issued and outstanding shares of SDOI’s common stock.	☐	☐	☐
	1F. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to permit stockholders to act by written consent when a majority of the total votes eligible to be cast a duly constituted meeting consent to an action.	☐	☐	☐
	1G. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to allow a special meeting of the stockholders to be called by (i) a majority of the board, (ii) the chairman of the board, (iii) the president, or (iv) stockholders holding a majority of the total votes eligible to be cast by the stockholders.	☐	☐	☐
	1H. The approval of the adoption of our Fifth Amended and Restated Certificate of Incorporation to restrict certain persons and entities from owning more than 14.9% of any class of the Company’s capital stock.	☐	☐	☐
2.	To approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Fifth Amended and Restated Certificate of Incorporation.	☐	☐	☐

THE SHARES REPRESENTED HEREBY SHALL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, SUCH SHARES SHALL BE VOTED FOR (1) EACH OF THE EIGHT PROPOSALS COMPRISING THE PROPOSAL TO APPROVE THE FIFTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION AND (2) THE PROPOSAL TO ADJOURN OR POSTPONE THE SPECIAL MEETING.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Please be sure to sign and date this Proxy. In his discretion, the proxy is authorized to vote upon any other business that may properly come before the meeting or at any adjournment thereof.

Stockholder sign here	Date:

Co-owner sign here	Date:

Mark box at right if an address change or comment has been noted on the reverse side of this card.

DETACH CARD	DETACH CARD

SPECIAL DIVERSIFIED OPPORTUNITIES INC.

Dear Stockholder,

Please take note of the important information regarding the Proposals to Approve the Fifth Amended and Restated Certificate of Incorporation and the Proposal to Adjourn or Postpone the Special Meeting enclosed with this Proxy Ballot (the “Proposals”).

Your votes on the Proposals are important and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy vote in the enclosed postage paid envelope.

Your vote must be received prior to the Special Meeting of Stockholders on [●], 2017.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Special Diversified Opportunities Inc.